Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alliance Bancorp, Inc. of Pennsylvania

Broomall, Pennsylvania

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of WSFS Financial Corporation of our report dated March 25, 2015, relating to the consolidated financial statements of Alliance Bancorp, Inc. of Pennsylvania, which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
April 22, 2015